UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Cyteir Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-5429901
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

128 Spring St, Building A, Suite 510 Lexington, MA United States	02421
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-256601

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Cyteir Therapeutics, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.001 par value per share (the “Common Stock”), to be registered hereunder, contained under the heading “Description of capital stock—Common stock” in the Registrant’s Registration Statement on Form S-1, as amended, as originally filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2021 (Registration No. 333-256601), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”). In addition, the above referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no securities of the Registrant other than the Common Stock are registered on the The Nasdaq Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 14, 2021

CYTEIR THERAPEUTICS, INC.

By:	/s/ Markus Renschler
Name:	Markus Renschler, M.D.
Title:	President and Chief Executive Officer